Exhibit 5.1

May 5, 2020 General Moly, Inc. 1726 Cole Blvd., Suite 115 Lakewood, CO 80401

Re: General Moly, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to General Moly, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act”) on or about May 5, 2020. The Registration Statement covers (a) the offering and issuance from time to time by the Company of up to $400,000,000 aggregate offering price of the following: (i) shares of its Common Stock, par value $0.001 per share (“Common Stock”); (ii) shares of its Preferred Stock, par value $0.001 per share (“Preferred Stock”); (iii) one or more series of its debt securities (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (“Warrants”); and/or (v) units comprised of one or more of Common Stock, Preferred Stock, Debt Securities and Warrants (“Units”) and (b) the offering and sale from time to time by selling stockholders of the Company of an aggregate of up to 127,635,048 shares of Common Stock, including up to 88,556,458 shares issuable upon the exercise of currently outstanding warrants (the “Holder Warrants”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are hereinafter referred to collectively as the “Shelf Securities.” The Shelf Securities may be issued and sold from time to time as set forth in the Registration Statement, any amendment thereto, and the base prospectus contained therein (the “Base Prospectus”) and any supplements thereto or term sheets to be filed pursuant to the rules and regulations promulgated under the Securities Act.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

The Debt Securities will be issued under an indenture, a form of which is incorporated by reference as an exhibit to the Registration Statement, to be entered into on or about the date of first issuance of Debt Securities thereunder (as supplemented from time to time, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Warrants will be issued under one or more warrant agreements to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (each, a “Warrant Agreement”) between the Company and a warrant agent to be specified therein (the “Warrant Agent”). The Units will be issued under a unit agreement to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

General Moly, Inc.
May 5, 2020

In connection with this opinion, we have examined the following documents:

i.            The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

ii.           The Amended and Restated Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

iii.          The form of the Indenture;

iv.          Resolutions adopted by the Board of Directors of the Company or a duly constituted and acting committee of such board (such Board of Directors or committee being referred to herein as the “Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Company;

v.           The Securities Purchase Agreement dated December 9, 2019, between the Company and Amer International Group Co. North America, Ltd.;

vi.          The Amended and Restated Common Stock Purchase Warrant by and between the Company and Amer International Group Co. North America, Ltd. dated December 9, 2019;

vii.         The Exchange and Subscription Agreement dated as of December 27, 2019, by and among the Company and the several investors signatory thereto, including the Form of Common Stock Purchase Warrant attached as Exhibit C thereto;

viii.        The Registration Rights Agreement dated as of December 27, 2019, by and among the Company and the several investors signatory thereto;

ix.          Resolutions adopted by the Board relating to the issuance of the shares of Common Stock and Holder Warrants, and the shares of Common Stock issuable upon exercise of the Holder Warrants, pursuant to the agreements identified in subparagraphs (v) and (vii) above, certified as of a recent date by an officer of the Company;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such sites maintained by a court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Indenture and the Pricing Agreement and certificates and statements of appropriate representatives of the Company.

General Moly, Inc.
May 5, 2020

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will have been duly authorized, executed and delivered by the Company and the Trustee and will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (3) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Warrant Agent; (3) at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; and (4) at the time of issuance and sale of any of the Shelf Securities, the terms of the Shelf Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.            With respect to the Common Stock to be offered and issued by the Company, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise, conversion or exchange of any Shelf Securities, the Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to the Preferred Stock to be offered and issued by the Company, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a certificate of amendment to the Certificate of Incorporation of the Company, if necessary, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise, conversion or exchange of any Shelf Securities, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to the Debt Securities to be offered and issued by the Company, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture or upon the exercise, conversion or exchange of any Shelf Securities, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

General Moly, Inc.
May 5, 2020

4.            With respect to the Warrants to be offered and issued by the Company, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            With respect to the Units to be offered and issued by the Company, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of the Units, the related Unit Agreement and any Shelf Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements and the Shelf Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Indenture, in the case of Debt Securities, and (iii) purchase, underwriting or similar agreement, if any, in case of other Shelf Securities, or upon the exercise, conversion or exchange of any Shelf Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

6.            The Common Stock to be offered and sold by the selling stockholders has been validly issued and is fully paid and non-assessable. The shares of Common Stock issuable upon the exercise of the Holder Warrants will be, when issued upon such exercise, validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)            Our opinions herein reflect only the application of (i) applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such state, as to which we express no opinion), (ii) the federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion), and (iii) to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

General Moly, Inc.
May 5, 2020

(b)           Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Shelf Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c)           Our opinions are further subject to the effects of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)           We express no opinion as to:

i.	the enforceability of any provision in the Indenture, or in the Sales Agreement, any Warrant Agreement, Unit Agreement, or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflict of laws, or (H) provide for or grant a power of attorney; or

ii.	the enforceability of any rights to indemnification or contribution provided for in the Indenture, or in the Sales Agreement, any Warrant Agreement, Unit Agreement, or other agreement which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights.

General Moly, Inc.
May 5, 2020

We do not render any opinions except as set forth above. You have informed us that you intend to issue the Shelf Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Shelf Securities you will afford us an opportunity to review the operative documents pursuant to which such Shelf Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Shelf Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shelf Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP